UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 25, 2009
Date of Report (Date of earliest event reported)
ALTRA HOLDINGS, INC.
ALTRA INDUSTRIAL MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
Delaware	333-124944	30-0283143

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Granite Street, Suite 201
Braintree, Massachusetts	02184

(Address of principal executive offices)	(Zip Code)
(781) 917-0600
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Senior Secured Notes Offering
Purchase Agreement
On November 25, 2009, Altra Holdings, Inc., a Delaware corporation (the “Company”), closed its previously announced sale of $210 million aggregate principal amount of 8 1/8% Senior Secured Notes due 2016 (the “Notes”) pursuant to the Purchase Agreement dated November 16, 2009 (the “Purchase Agreement”) by and among the Company, each of the Company’s domestic subsidiaries (the “Guarantors”), and Jefferies & Company, Inc., for itself and on behalf of the initial purchasers named therein (the “Initial Purchasers”). The Notes were priced at 98.691% of the face value to yield 8.375% to maturity. The gross proceeds from the sale of the Notes was approximately $207.3 million and the net proceeds from the sale of the Notes was approximately $201.9 million (after deducting the Initial Purchasers discounts and estimated offering expenses, including commissions). Interest on the Notes will be payable on June 1 and December 1 of each year, commencing June 1, 2010. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.
The proceeds of the Notes along with cash on hand was used to repurchase or redeem the outstanding 9% Senior Secured Notes due 2011 (the “9% Notes”) of Altra Industrial Motion, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Altra Industrial”), to repay indebtedness under the Credit Agreement, dated as of April 5, 2007, by and among TB Wood’s Corporation and certain of its subsidiaries, as borrowers, the financial institutions listed therein, as lenders, and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “TB Wood’s Credit Facility”), and to pay related fees and expenses.
Indenture
The Notes were issued under and are governed by an indenture dated November 25, 2009 (the “Indenture”), between the Company, the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”). The Indenture contains customary terms, events of defaults and covenants relating to, among other things, the incurrence of debt and limitations on asset sales. On or after December 1, 2012, the Company may redeem some or all of the Notes at a purchase price equal to 106.094% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, with such optional redemption prices decreasing to 104.063% and 102.031% of the principal amount of the Notes in 2013 and 2014, respectively. In addition, the Company may, at its option, redeem some or all of the Notes at any time prior to December 1, 2012, by paying a “make-whole” premium. During each twelve-month period ending on December 1, 2010, 2011 and 2012, the Company may redeem up to 10% of the originally issued principal amount of Notes, at a redemption price equal to 103% of the principal amount of the Notes redeemed. Before December 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of certain equity offerings at 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of redemption, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after such redemption. If the Company experiences a change of control, the Company must offer to purchase for cash all or any part of each holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any.
The Notes and the guarantees will rank senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness and equal in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under the Credit

Agreement (as defined below). The Notes and the guarantees will be effectively subordinated, however, to indebtedness under the Credit Agreement (as defined below) to the extent of the value of the collateral securing the Credit Agreement (as defined below) on a first priority basis.
Registration Rights Agreement
In connection with the sale of the Notes, the Company and the Guarantors entered into a Registration Rights Agreement, dated November 25, 2009 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission to register an offer to exchange the Notes for registered notes guaranteed by the Guarantors with substantially identical terms, by February 23, 2010, and to use commercially reasonable efforts to cause the registration statement to become effective by the 210th day following the date that the registration statement is filed. Additionally, the Company and the Guarantors may be required to file a shelf registration statement to cover resales of the Notes in certain circumstances. If the Company and the Guarantors fail to satisfy these obligations, the Company may be required to pay additional interest to holders of the Notes under certain circumstances.
Collateral Documents
Pursuant to the terms of the Indenture, the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”), entered into a pledge and security agreement, pursuant to which substantially all of the Company’s and the Guarantors’ assets, including a pledge of 65% of the capital stock of the Company’s foreign subsidiaries, subject to certain exceptions, is pledged, and an intercreditor agreement, between the Collateral Agent and the Administrative Agent under the Credit Agreement (each as defined below), governing the security interests of various parties in the assets of the Company and the Guarantors (collectively, the Collateral Documents”).
The Initial Purchasers and their affiliates from time to time have provided in the past and may provide in the future investment banking and financial advisory services to the Company and its affiliates in the ordinary course of business.
The foregoing summaries of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Collateral Documents do not purport to be complete and are qualified in their entirety by the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Collateral Documents, respectively.
Credit Facility
Credit Agreement
On November 25, 2009, Altra Industrial entered into a Credit Agreement by and among Altra Industrial and its domestic subsidiaries (the “Borrowers”), the Company, as guarantor (the Company together with the Borrowers collectively, the “Loan Parties”), the lenders party to the Credit Agreement from time to time (collectively, the “Lenders”), J.P. Morgan Securities, Inc., as sole lead arranger and sole book runner, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), respecting a new senior secured revolving credit facility in the aggregate principal amount of up to $50 million of borrowing capacity, with an accordion feature that permits the Borrowers to increase their indebtedness under the new senior secured revolving credit facility by an additional $15 million, to be made available from time to time to the Borrowers, and to be guaranteed by each Loan Party, and which may be amended from time to time (the “Credit Agreement”).
Advances will be available on a revolving basis until availability expires on November 25, 2012 or any earlier date on which the Lenders’ commitments are reduced to zero or otherwise terminated pursuant to the terms of the Credit Agreement, at which time all amounts outstanding under the Credit Agreement will be due and payable. Interest accrues at either the Prime Rate or the LIBO Rate, plus in both cases an applicable spread. The latter can vary in a range of a rate between (i) 1.75% and 2.25% to the extent the outstanding loan is bearing interest at the Prime Rate and (ii) 2.75% to 3.25% to the extent that the outstanding loan is bearing interest at a LIBO Rate. The amount of the applicable spread varies depending upon the average amount that the Borrowers have available to borrow under the Credit Agreement during a recent quarterly period. Advances may be prepaid in whole or in part without premium or penalty.
The Borrowers can also request the issuance of letters of credit under the Credit Agreement, which letters of credit shall expire on the earlier of one year after the date of issuance or five business days prior to November 25, 2012. Borrowers must reimburse the Administrative Agent within one business day after the Borrowers receive notice of the disbursement, however, subject to certain conditions, the Borrowers can request that such payment be financed under the Credit Agreement.
The Credit Agreement governing the senior secured credit facility will contain various affirmative and negative covenants and restrictions, which among other things, will require the Borrowers to provide certain financial reports to the Lenders, require the Borrowers to meet certain financial tests (including a fixed charge coverage ratio if availability is below a certain threshold), and limit the Company and its subsidiaries’ ability to incur or guarantee additional indebtedness, pay dividends or make other equity distributions, purchase or redeem capital stock or debt, make certain investments, sell assets, engage in certain transactions, and effect a consolidation or merger. The new senior secured credit facility will contain customary events of default, and a cross-default provision wherein if the Company is in default under the terms of the Indenture governing the Notes, default under the senior secured credit facility is automatic.
As of the date of this Current Report on Form 8-K, the Borrowers have approximately $9.7 million of letters of credit outstanding under the Credit Agreement.
Pledge and Security Agreement
Pursuant to the Credit Agreement, on November 25, 2009, the Loan Parties and the Administrative Agent entered into a Pledge and Security Agreement, dated November 25, 2009 (the “Pledge and Security Agreement”), pursuant to which each Loan Party pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or after acquired by or arising in favor of such Loan Party (including under any trade name or derivations), and whether owned or consigned by or to, or leased from or to, such Loan Party, and regardless of where located (collectively, the “Collateral”). Notwithstanding the foregoing, the Collateral does not include, among other items, more than 65% of the capital stock of the foreign subsidiaries of the Company. The Pledge and Security Agreement contains other customary representations, warranties and covenants of the parties. The Pledge and Security Agreement requires that within 30 days the Loan Parties must execute and deliver in favor of the Administrative Agent a patent security agreement and a trademark security agreement.
The foregoing summaries of the Credit Agreement and the Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by the Credit Agreement and the Pledge and Security Agreement.

Item 1.02 Termination of a Material Definitive Agreement
Termination of 9% Notes
Effective as of November 25, 2009, the proceeds of the Notes along with cash on hand were used by Altra Industrial to purchase $167.9 million aggregate principal amount of the 9% Notes tendered during the early tender period of its previously announced cash tender offer (the “ Tender Offer”) and to deposit funds sufficient to discharge the remaining 9% Notes not tendered. In connection with the purchase of the tendered 9% Notes, Altra Industrial paid total consideration of $179.4 million, which consisted of: (i) $167.9 million of base consideration for the aggregate principal amount of the tendered 9% Notes; (ii) $7.3 million of accrued and unpaid interest on the tendered 9% Notes; and (iii) $4.2 million of early tender premium. On November 25, 2009, Altra Industrial deposited a total of $40.0 million with the depositary to pay and discharge the entire remaining indebtedness on the 9% Notes and will redeem all 9% Notes that remain outstanding after the Tender Offer is consummated on December 10, 2009.
The 9% Notes had an original aggregate principal amount of $270.0 million, of which $205.3 million was outstanding as of November 24, 2009, and were issued under an indenture dated as of November 30, 2004, as amended, among Altra Industrial, certain of its subsidiaries, as guarantors, and The Bank of New York Trust Company, N.A., as trustee. Interest on the 9% Notes was payable semi-annually, in arrears, on June 1 and December 1 of each year, at an annual rate of 9%. The 9% Notes were set to mature on December 1, 2011. The 9% Notes were guaranteed by Altra Industrial’s U.S. domestic subsidiaries and were secured by a second priority lien, subject to first priority liens securing the Senior Revolving Credit Agreement (as defined below), on substantially all of Altra Industrial’s assets.
Termination of TB Wood’s Credit Agreement
Effective as of November 25, 2009, the Company terminated the TB Wood’s Credit Facility. As of November 25, 2009 and December 31, 2008, there were $6.0 and $6.0 million of outstanding letters of credit under the TB Wood’s Credit Facility, respectively. All borrowings under the TB Wood’s Credit Facility were due on November 30, 2010, and the interest rate on any outstanding borrowings on the line of credit was the lender’s prime rate plus 25 basis points or LIBOR plus 175 basis points.
Termination of Well’s Fargo Credit Agreement
Effective as of November 25, 2009, the Company terminated its $30 million revolving borrowings facility pursuant to a Credit Agreement, dated as of November 30, 2004, among Altra Industrial, certain of its subsidiaries, as guarantors, the financial institutions listed therein, as lenders, and Wells Fargo Bank, as lead arranger (the “Wells Fargo Credit Facility”). Altra Industrial could use up to $10.0 million of its availability under the Wells Fargo Credit Facility for standby letters of credit issued on its behalf, the issuance of which will reduce the amount of borrowings that would otherwise be available to Altra Industrial. Substantially all of Altra Industrial’s assets were pledged as collateral against outstanding borrowings under the Wells Fargo Credit Facility. As of November 25, 2009, the lender had issued $3.2 million of outstanding letters of credit on behalf of Altra Industrial. The interest rate on any outstanding borrowings on the line of credit was the lender’s Prime Rate plus 25 basis points or LIBOR plus 175 basis points. The rate on all outstanding letters of credit was 1.5% and 0.25% on any unused availability under the Wells Fargo Credit Facility. All borrowings had to be repaid by November 30, 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.
Item 8.01 Other Events
On November 25, 2009, the Company issued a press release announcing the results to date of the previously announced cash tender offer for any and all of the outstanding 9% Notes of Altra Industrial, the closing of the offering of the Notes, the entering into of the Credit Agreement, and certain other events. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release of Altra Holdings, Inc. dated November 25, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Holdings, Inc.
/s/ Todd B. Patriacca
Name:	Todd B. Patriacca
Title:	Vice President Finance, Corporate Controller and Assistant Treasurer

Date: December 2, 2009
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altra Industrial Motion, Inc.
/s/ Todd B. Patriacca
Name:	Todd B. Patriacca
Title:	Vice President Finance, Corporate Controller and Assistant Treasurer

Date: December 2, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Altra Holdings, Inc. dated November 25, 2009.